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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' REPORT ON SCHEDULE


IDG Books Worldwide, Inc.:

We have audited the financial statements of IDG Books Worldwide, Inc. as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, and have issued our report thereon dated November 9, 1998 (December 18, 1998 as to Note 15); such financial statements and report are included in your 1998 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of IDG Books Worldwide, Inc. listed on Item 14(a)(2). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

San Jose, California
November 9, 1998 (December 18, 1998 as to Note 15 to the Financial Statements)